Exhibit 99.4

HarborOne Bank

HarborOne Bancorp, Inc.

3/2/16

PROPOSED MAILING AND INFORMATIONAL MATERIALS

INDEX

Produced by the Financial Printer

1.	Dear Depositor & Friends Letter*

2.	Dear Depositor & Friends Letter for Non Eligible Jurisdictions*

3.	Dear Potential Investor Letter*

4.	Dear Prospective Investor Letter - Used as a Cover Letter for States Requiring “Agent” Mailing*

5. - 9.	Stock Q&A*

10.	Stock Order Form (page 1 of 2)*

11.	Stock Order Form Certification (page 2 of 2)

12.	Stock Order Form Guidelines*

13.	Community Meeting Invitation Card*

Produced by the Stock Information Center / Transfer Agent / or Bank

14.	Dear Subscriber/Acknowledgment Letter - Initial Response to Stock Order Received

15.	Dear Interested Investor - No Shares Available Letter

16.	Welcome Shareholder Letter - For Initial DRS Statement Mailing (Produced by Transfer Agent)

17.	Dear Interested Subscriber Letter - Subscription Rejection

18.	Letter for Sandler O’Neill Mailing to Clients*

19.	Invitation Letter — Informational Meetings

20.	DRS Q&A (Produced by Transfer Agent or other Agent

21.	Tombstone (Meeting Advertisement)

22.	Tombstone (Offering Advertisement)

*Accompanied by a Prospectus

1-13 will be typeset by financial printer

HarborOne Bank

Dear Depositors and Friends of HarborOne Bank:

We are pleased to announce that HarborOne Bank is reorganizing into the mutual holding company structure, with a mid-tier holding company that will be offering a minority of its stock to the public, pursuant to a Plan of Reorganization and Minority Stock Issuance.  In connection with the reorganization, HarborOne Bancorp, Inc. is offering common stock in a minority stock offering.  As a qualifying account holder of HarborOne Bank as of the close of business on December 31, 2014, you have a first priority right to subscribe for shares of HarborOne Bancorp, Inc. common stock in the stock offering.  In connection with this priority right, we are providing you with the following enclosed material.

PROSPECTUS:  This document provides detailed information about the operations of HarborOne Bank and HarborOne Bancorp, Inc. and the proposed stock offering by HarborOne Bancorp, Inc.  Please read it carefully before making an investment decision.

STOCK ORDER FORM:  If you wish to subscribe for shares of common stock, please complete the stock order form and return it to HarborOne Bancorp, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [Street, City, State Zipcode].  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other banking offices.  Your order must be physically received (not postmarked) by HarborOne Bancorp, Inc. no later than    :00 p.m., Eastern Time, on    day, June   , 2016.

If you have any questions after reading the enclosed material, please call our Stock Information Center at (   )    -    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 27, through Monday, May 30, in observance of the Memorial Day holiday.

Sincerely,

James W. Blake

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

HarborOne Bank

Dear Depositor of HarborOne Bank:

We are pleased to announce that HarborOne Bank is reorganizing into the mutual holding company structure, with a mid-tier holding company that will be offering a minority of its stock to the public, pursuant to a Plan of Reorganization and Minority Stock Issuance.  In connection with the reorganization, HarborOne Bancorp, Inc. is offering common stock in a minority stock offering.

We regret that we are unable to offer you common stock in the subscription offering because the laws of your jurisdiction require us to register (1) the to-be-issued common stock of HarborOne Bancorp, Inc. or (2) an agent of HarborOne Bank to solicit the sale of such stock, and the number of eligible subscribers in your jurisdiction does not justify the expense of such registration.

If you have any questions, please call our Stock Information Center at (   )    -    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 27, through Monday, May 30, in observance of the Memorial Day holiday.

Sincerely,

James W. Blake

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

HarborOne Bancorp, Inc.

Dear Potential Investor:

We are pleased to provide you with the enclosed material in connection with the stock offering by HarborOne Bancorp, Inc.  This information includes the following:

PROSPECTUS:  This document provides detailed information about the operations of HarborOne Bank and HarborOne Bancorp, Inc. and the proposed stock offering by HarborOne Bancorp, Inc.  Please read it carefully before making an investment decision.

STOCK ORDER FORM:  Use this form to subscribe for shares of common stock.  Please complete the form and return it to HarborOne Bancorp, Inc., together with your payment for the shares, using the enclosed postage-paid envelope marked “STOCK ORDER RETURN” or by overnight delivery service to our Stock Information Center located at [Street, City, State Zipcode].  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other banking offices.  Your order must be physically received (not postmarked) by HarborOne Bancorp, Inc. no later than  :00 p.m., Eastern Time, on    day, June   , 2016.

We are pleased to offer you this opportunity to become one of our shareholders.  If you have any questions after reading the enclosed material, please call our Stock Information Center at (   )    -    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 27, through Monday, May 30, in observance of the Memorial Day holiday.

Sincerely,

James W. Blake

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

Sandler O’Neill + Partners, L.P.

Dear Prospective Investor:

At the request of HarborOne Bank and its holding company, HarborOne Bancorp, Inc., we have enclosed material regarding the offering of common stock by HarborOne Bancorp, Inc.  These materials include a prospectus and a stock order form, which offer you the opportunity to subscribe for shares of common stock of HarborOne Bancorp, Inc.

Please read the prospectus carefully before making an investment decision.  If you have any questions after reading the enclosed material, please call the Stock Information Center at (   )    -    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time, and ask for a Sandler O’Neill representative.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 27, through Monday, May 30, in observance of the Memorial Day holiday. If you decide to subscribe for shares, your order, together with your payment for the shares, must be physically received (not postmarked) by HarborOne Bancorp, Inc. no later than  :00 p.m., Eastern Time, on    day, June   , 2016.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction.  We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed material.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

HarborOne Bancorp, Inc.

Questions & Answers About Our Stock Offering

We are pleased to announce that HarborOne Bank is reorganizing into the mutual holding company structure, with a mid-tier holding company that will be offering a minority of its stock to the public, pursuant to a Plan of Reorganization and Minority Stock Issuance.  In connection with the reorganization, HarborOne Bancorp, Inc. is offering common stock in a minority stock offering.  To continue our commitment to our present and future local communities, in conjunction with the stock issuance, we intend to establish a new charitable foundation, HarborOne Bank Charitable Foundation, which we will fund with a contribution of cash and shares of our common stock.  This brochure provides answers to some of the most commonly asked questions relating to the stock offering.

HarborOne Bancorp, Inc.’s prospectus that accompanies this brochure describes the stock offering in detail.  Investing in common stock involves certain risks.  For a discussion of these risks and other factors, investors are urged to read the accompanying prospectus before making an investment decision.

Q.                                   Why is HarborOne Bank reorganizing?

A.                                    Our primary reasons for the reorganization and offering are to enhance our capital base to support our continued growth and profitability, to offer our depositors, employees, officers and directors an opportunity to purchase an equity ownership in HarborOne Bank and to support our present and future local communities through a contribution to the charitable foundation.

Q.                                   What is a minority stock offering?

A.                                    A minority stock offering means that the shares of stock being sold in the offering will represent less than 50% of the total shares of common stock of HarborOne Bancorp, Inc. outstanding at the completion of the offering.  Our newly-formed mutual holding company, HarborOne Mutual Bancshares, will own a majority of the common stock of HarborOne Bancorp, Inc., and HarborOne Bancorp, Inc. will own all of the common stock of HarborOne Bank.

Q.                                   What changes in the Bank’s day-to-day business will occur as a result of the stock offering?  Will the offering affect any of my deposit accounts or loans?

A.                                    No changes are planned in the way we operate our business.  The stock issuance will have no effect on the staffing, products or services that we offer to our customers through our offices, and will not affect the balance or terms of any deposit account.  Your deposits will continue to be insured to the fullest extent permissible by federal and Massachusetts law.  The terms, including interest rates, of your loans with us will also be unaffected.

Q.                                   Who can purchase stock in the subscription offering?

A.                                    The common stock of HarborOne Bancorp, Inc. is being offered in the subscription offering in the following order of priority:

1)             Eligible Account Holders - depositors of HarborOne Bank with aggregate balances of $50 or more at the close of business on December 31, 2014.

2)             HarborOne Bank’s tax-qualified employee benefit plans.

3)             Employees, officers and directors of HarborOne Bank or any subsidiary of HarborOne Bank who are not eligible in the first priority.

Q.                                   I am not eligible to purchase stock in the subscription offering.  May I still place an order to purchase shares?

A.                                    Subject to the priority rights of qualifying persons in the subscription offering, common stock may be offered to the general public in a community offering.  In the community offering, a preference will be given to natural persons, and trusts of natural persons, residing in the Massachusetts cities and towns of Abington, Attleboro, Avon, Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dighton, Duxbury, East Bridgewater, Easton, Foxboro, Halifax, Hanover, Hanson, Hingham, Holbrook, Hull, Kingston, Lakeville, Mansfield, Marshfield, Middleborough, Milton, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Stoughton, Taunton, Wareham, West Bridgewater, Weymouth and Whitman.  The community offering may begin concurrently with, during or any time after, the subscription offering.

Q.                                   Am I guaranteed to receive shares if I place an order?

A.                                    No.  It is possible that orders received during the offering period will exceed the number of shares being sold.  Such an oversubscription would result in shares being allocated among subscribers, starting with subscribers who are Eligible Account Holders.  If the offering is oversubscribed in the subscription offering, no orders received in any community offering will be filled.

Q.                                   How many shares of stock are being offered, and at what price?

A.                                    HarborOne Bancorp, Inc. is offering a maximum of 11,783,475 shares of common stock at a price of $10.00 per share.  The number of shares sold may be increased up to 13,550,996 shares as a result of demand for the shares of common stock or changes in market conditions.  HarborOne Bancorp, Inc. must sell a minimum of 8,709,525 shares in order to complete the offering.

Q.                                   How much stock can I purchase?

A.                                    The minimum purchase is 25 shares ($250).  As more fully described in the plan of stock issuance and in the prospectus, the maximum purchase by any person in the subscription or community offering is 60,000 shares ($600,000).  In addition, no person, together with their associates, or a group of persons acting in concert, may purchase more than 80,000 shares ($800,000) of common stock in the offering.

Q.                                   When is the deadline to subscribe for stock?

A.                                    A properly completed stock order form with the required full payment must be physically received (not postmarked) by HarborOne Bancorp, Inc. no later than   :00 p.m., Eastern Time, on    day, June   , 2016.

Q.                                   How do I order stock?

A.                                    If you decide to subscribe for shares, you must return your properly completed and signed original stock order form, along with full payment for the shares, to HarborOne Bancorp, Inc.  You may return your order form by mail using the enclosed postage-paid envelope or by overnight delivery service to our Stock

Information Center located at [Street, City, State, ZIP code].  You may also hand deliver stock order forms at this location.  We will not accept stock order forms at our other banking offices.

Q.                                   How can I pay for my shares of stock?

A.                                    You can pay for the common stock by check, money order, or by withdrawal authorization from your deposit account or certificate of deposit at HarborOne Bank.  Checks and money orders must be made payable to HarborOne Bancorp, Inc.  Withdrawals from a certificate of deposit at HarborOne Bank to buy shares of common stock may be made without penalty.

Q.                                   Can I use my home equity line of credit at HarborOne Bank to pay for shares of common stock?

A.                                    No.  HarborOne Bank cannot knowingly lend funds to anyone to purchase shares.  This includes the use of funds available through a home equity line of credit.

Q.                                   Can I subscribe for shares using funds in my IRA at HarborOne Bank?

A.                                    No.  Applicable regulations do not permit the purchase of common stock with your existing IRA or other qualified retirement plan at HarborOne Bank.  To use these funds to subscribe for common stock, you need to establish a “self-directed” IRA with an unaffiliated trustee.  The transfer of these funds takes time, so please make arrangements as soon as possible.  However, if you intend to subscribe for common stock using your eligibility as an IRA account holder but plan to use funds from sources other than your IRA account, you need not close and transfer your IRA account.  Please call our Stock Information Center if you need additional information.

Q.                                   Can I subscribe for shares and add someone else who is not on my account to my stock registration?

A.                                    No.  Applicable regulations prohibit the transfer of subscription rights.  Therefore, to maintain your priority in the subscription offering, you may not add or delete names to the stock registration — the stock must generally be titled in the same manner as your eligible account.

Q.                                   Can I subscribe for shares in my name alone if I have a joint account?

A.                                    No.  With the exception of certain orders placed through an IRA, Keogh, 401(k) or similar plan, a name can be deleted only in the event of the death of a named eligible depositor.

Q.                                   I have custodial accounts at HarborOne Bank with my minor children.  May I use these accounts to purchase stock in the subscription offering?

A.                                    Yes.  However, the stock must be purchased in the name of the custodian for the benefit of the minor child under the Uniform Transfers to Minors Act.  A custodial account does not entitle the custodian to purchase stock in his or her own name.  If the child has reached the age of majority, the child must subscribe for the shares in his or her own name.

Q.                                   I have a business or trust account at HarborOne Bank.  May I use these accounts to purchase stock in the subscription offering?

A.                                    Yes.  However, the stock must be purchased in the name of the business or trust.  A business or trust account does not entitle the owner of or signatory for the business or the trustee to purchase stock in his or her own name.

Q.                                   Will payments for common stock earn interest until the offering closes?

A.                                    Yes.  Any payment made by check or money order will earn interest at 0.  % from the date the order is processed to the completion or termination of the offering.  Depositors who pay for their stock by withdrawal authorization will receive interest at the contractual rate on the account until the completion or termination of the offering.

Q.                                   Will dividends be paid on the stock?

A.                                    Following the completion of the stock offering, our board of directors will have the authority to declare dividends on the common stock.  However, due to regulatory restrictions applicable to mutual holding companies, we do not currently anticipate paying cash dividends on our common stock.

Q.                                   Will my stock be covered by deposit insurance?

A.                                    No.

Q.                                   Where will the stock be traded?

A.                                    Upon completion of the stock offering, our shares of common stock are expected to trade on the Nasdaq Global Market under the symbol “HONE.”

Q.                                   Can I change my mind after I place an order to subscribe for stock?

A.                                    No.  After receipt, your order may not be modified or withdrawn.

Q.                                   If I purchase shares of common stock during the offering, when will I receive my stock?

A.                                    Physical stock certificates will not be issued.  Our transfer agent will send you a stock ownership statement, via the Direct Registration System (DRS), by first class mail as soon as possible after the completion of the offering. Although the shares of HarborOne Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement prior to selling your shares. Your ability to sell the shares of common stock prior to your receipt of the statement will depend on arrangements you may make with your brokerage firm.

Q.                                   What is the Direct Registration System (DRS)?

A.                                    Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate. Instead, your ownership is recorded and tracked as an accounting entry (“book entry”) on the books of the Company.  DRS is the system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.

Q.                                   What if I have additional questions or require more information?

A.                                    HarborOne Bancorp, Inc.’s prospectus that accompanies this brochure describes the stock offering in detail.  Please read the prospectus carefully before making an investment decision.   If you have any questions after reading the enclosed material, you may call our Stock Information Center at (   )    -    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 27, through Monday,

May 30, in observance of the Memorial Day holiday.  Additional material may only be obtained from the Stock Information Center.

To ensure that each purchaser receives a prospectus at least 48 hours before the applicable expiration date, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

[logo] HarborOne Bancorp, Inc. Subscription & Community Offering Stock Order Form HarborOne Bancorp, Inc. Stock Information Center ___ Street City, Massachusetts _____ (___) ___-____ Expiration Date for Stock Order Forms: ___day, June __, 2016 _:00 p.m., Eastern Time (received not postmarked) IMPORTANT: A properly completed original stock order form must be used to subscribe for common stock. Copies of this form are not required to be accepted. Please read the Stock Ownership Guide and Stock Order Form Instructions as you complete this form. (1) Number of Shares Subscription Price X 10.00 = (2) Total Payment Due Minimum number of shares: 25 shares ($250) Maximum number of shares: 60,000 shares ($600,000) Maximum number of shares for associates or group: 80,000 shares ($800,000) See Instructions. $ (3) Employee/Officer/Director Information 0 Check here if you are an employee, officer, director of HarborOne Bank or a member of such person’s immediate family. (See Instructions) (4) Payment by Check Enclosed is a check, bank draft or money order in the amount indicated here. Make check(s) payable to HarborOne Bancorp, Inc. $ Total Check Amount $ . (5) Payment by Withdrawal - The undersigned authorizes withdrawal from the following account(s) at HarborOne Bank. There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at HarborOne Bank cannot be used unless special transfer arrangements are made. Bank Use Account Number(s) To Withdraw $ Withdrawal Amount $ . $ . (6) Purchaser Information Subscription Offering. 0 a. Check here if the purchaser listed in section 8 is an Eligible Account Holder with a deposit account(s) at HarborOne Bank totaling $50.00 or more on December 31, 2014. List account(s) below. 0 b. Check here if the purchaser listed in section 8 is an employee, officer or director of HarborOne Bank or any subsidiary of HarborOne Bank and is not an Eligible Account Holder. Community Offering. Check box (c) below if applicable. 0 c. Check here if the purchaser listed in section 8 resides in any of the Massachusetts cities and towns of: Abington, Attleboro, Avon, Berkley, Braintree, Bridgewater, Brockton, Canton, Carver, Cohasset, Dighton, Duxbury, East Bridgewater, Easton, Foxboro, Halifax, Hanover, Hanson, Hingham, Holbrook, Hull, Kingston, Lakeville, Mansfield, Marshfield, Middleborough, Milton, North Attleboro, Norton, Norwell, Plainville, Pembroke, Plymouth, Plympton, Quincy, Randolph, Raynham, Rehoboth, Rochester, Rockland, Seekonk, Scituate, Sharon, Stoughton, Taunton, Wareham, West Bridgewater, Weymouth and Whitman. Indicate city/town of residence here: Purchaser Account Information - List below all accounts in which you had an ownership interest as of December 31, 2014. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Use reverse side for additional space. Bank Use Account Number(s) Account Title (Name(s) on Account) (7) Form of Stock Ownership and SS# or Tax ID#: SS#/Tax ID# 0 Individual 0 Joint Tenants 0 Tenants in Common 0 Fiduciary (i.e., trust, estate) 0 Uniform Transfers to Minors Act (Indicate SS# of Minor only) 0 Company/Corporation/ Partnership 0 IRA or other qualified plan (Both Tax ID# & SS# for IRAs) SS#/Tax ID# (8) Stock Registration and Address: Name(s) and address to appear on stock registration statement. Adding or deleting a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA, Keogh, 401(k) or similar plan purchases). Name Name continued Mail to– Street City State Zip Code (9) Telephone Daytime/Evening ( ) ( ) (10) Associates/Acting in Concert 0 Check here and complete the reverse side of this form if you or any associates or persons acting in concert with you have submitted other orders for shares. (11) Acknowledgement - To be effective, this stock order form must be properly completed and physically received (not postmarked) by HarborOne Bancorp, Inc. no later than _:00 p.m., Eastern Time, on June __, 2016, unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by HarborOne Bancorp, Inc., this stock order form may not be modified, withdrawn or canceled without HarborOne Bancorp, Inc.’s consent and if authorization to withdraw from deposit accounts at HarborOne Bank has been given as payment for shares, the amount authorized for withdrawal will not otherwise be available for withdrawal by the undersigned. Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of stock issuance of HarborOne Bancorp, Inc. described in the accompanying prospectus. The undersigned hereby acknowledges receipt of the prospectus at least 48 hours prior to execution and delivery of this stock order form to HarborOne Bancorp, Inc. Federal regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. HarborOne Bank, HarborOne Mutual Bancshares and HarborOne Bancorp, Inc. will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. By signing below, I also acknowledge that I have read the Certification Form on the reverse side of this form. Bank Use 10

Signature Date Signature Date 11

Item (6) Purchaser Account Information continued: Bank Use Account Number(s) Account Title (Name(s) on Account) Item (10) Associates/Acting In Concert continued: If you checked the box in item #10 on the reverse side of this form, list below all other orders submitted by you or associates (as defined below) or by persons acting in concert with you (also defined below). Name(s) listed on other stock order forms Number of shares ordered Name(s) listed on other stock order forms Number of shares ordered Associate - The term “associate” of a particular person means: (1) any corporation or organization, other than HarborOne Bank, or a majority-owned subsidiary of HarborOne Bank, of which the person is a senior officer, partner or 10% beneficial shareholder or more of any class of equity securities; (2) any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a fiduciary capacity, excluding any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a fiduciary capacity; and (3) any relative or spouse of the person, or any relative of the spouse, who either has the same home as the person or who is a director or officer of HarborOne Bank, HarborOne Bancorp or HarborOne Mutual Bancshares. Members of the “immediate family” of directors, trustees and officers will be considered “associates” of these individuals regardless of whether they share a household with the director, trustee or officer. See the definition of “immediate family” in Item 3 of the Stock Order Form Instructions. Acting in concert - The term “acting in concert” means persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party. We may presume that certain persons are acting in concert based upon various facts, among other things, joint account relationships and the fact that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. 12

CERTIFICATION FORM I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, AND IS NOT INSURED OR GUARANTEED BY HARBORONE MUTUAL BANCSHARES, HARBORONE BANCORP, INC., HARBORONE BANK, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY, OR THE SHARE INSURANCE FUND. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS. I further certify that, before purchasing the common stock of HarborOne Bancorp, Inc. (the “Company”), I received a prospectus of the Company dated , 2016 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section, the risks involved in the investment in this common stock, including but not limited to the following: Risks Related to Our Business Risks Related to the Offering  (By Signing the Front of this Form the Investor is Not Waiving Any Rights Under the Federal Securities Laws, Including the Securities Act of 1933 and the Securities Exchange Act of 1934) 13

HarborOne Bancorp, Inc. Stock Ownership Guide Individual Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc. Joint Tenants Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants. Tenants in Common Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. Uniform Transfers to Minors Act ("UTMA") Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the MA Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA MA (use minor's social security number). Fiduciaries Information provided with respect to stock to be held in a fiduciary capacity must contain the following: The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation's title before the individual. The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc. A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity. The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description. The name of the maker, donor or testator and the name of the beneficiary. An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe. Stock Order Form Instructions Items 1 and 2 - Number of Shares and Total Payment Due Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares ($250) of common stock. As more fully described in the plan of stock issuance outlined in the prospectus, the maximum purchase in all categories of the offering is 60,000 shares ($600,000) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 80,000 shares ($800,000) of common stock. Item 3 - Employee/Officer/Director/Information Check this box to indicate whether you are an employee, officer, director, trustee, or corporator of HarborOne Bank or HarborOne Mutual Bancshares or a member of such person's immediate family. The term “immediate family” means: any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and includes adoptive relationships. Item 4 - Payment by Check If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Payment for shares may be made by check, bank draft or money order payable to HarborOne Bancorp, Inc. Your funds will earn interest at 0.__% until the stock offering is completed. Item 5 - Payment by Withdrawal If you pay for your stock by a withdrawal from a deposit account at HarborOne Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or a home equity line of credit. Item 6 – Purchaser Information Subscription Offering a. Check this box if the purchaser had a deposit account(s) at HarborOne Bank totaling $50.00 or more on December 31, 2014 (“Eligible Account Holder”). b. Check this box if the purchaser is an employee, officer or director of HarborOne Bank or any subsidiary of HarborOne Bank who is not an Eligible Account Holder. Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your purchase rights. Note: Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Community Offering c. Check this box if the purchaser is a community member that resides in one of the preferred cities or towns (indicate city or town of residence). Items 7 and 8 - Form of Stock Ownership, SS# or Tax ID#, Stock Registration and Mailing Address Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s) in item 7. Complete the requested stock registration and mailing address in item 8. The stock transfer industry has developed a uniform system of shareholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide." Adding a name or otherwise altering the form of beneficial ownership of a qualifying account will result in a loss of your subscription rights (with certain exceptions for IRA, Keogh, 401(k) or similar purchases). Item 9 – Telephone Number(s) Indicate your daytime and evening telephone number(s). We may need to call you if we have any questions regarding your order or we cannot execute your order as given. Item 10 – Associates/Acting in Concert Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares. Item 11– Acknowledgement Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds. Your properly completed signed stock order form and payment in full (or withdrawal authorization) at the subscription price must be physically received (not postmarked) by HarborOne Bancorp, Inc. no later than _:00 p.m., Eastern Time, on ___day, June __, 2016 or it will become void. Delivery Instructions: You may deliver your stock order form by mail using the enclosed stock order return envelope, or by hand delivery or overnight delivery service to our Stock Information Center. Hand delivered stock order forms will only be accepted at this location. We will not accept stock order forms at our other banking offices. If you have any additional questions, or if you would like assistance in completing your stock order form, please call our Stock Information Center, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. HarborOne Bancorp, Inc. Stock Information Center: [Street, City, State Zipcode] (___) ___-____  14

HarborOne Bancorp, Inc.

An Invitation

***********

We cordially invite you to attend one of our community meetings to learn more about the opportunity to purchase newly issued shares of common stock of our holding company, HarborOne Bancorp, Inc.

•                  Members of senior management will discuss   HarborOne Bank’s operations, past performance and financial history.

•                  Officers of HarborOne Bank will be available to respond to questions.

•                  There will be no sales pressure.  You will receive HarborOne Bancorp, Inc. stock offering materials.  Then you decide if the stock purchase matches your investment objectives.

Community meetings have been scheduled in        . For meeting locations and to make a reservation, or to receive a prospectus and a stock order form, please call our Stock Information Center at (   )    -     Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

HarborOne Bancorp, Inc. (logo)

Holding Company for

HarborOne Bank

Community Meetings

***********

Day, Month

Location

Address

City, State Zip Code

•

Day, Month

Location

Address

City, State Zip Code

HarborOne Bancorp, Inc.

(logo)

Holding Company for

HarborOne Bank

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

HarborOne Bancorp, Inc.

                   , 2016

Dear Subscriber:

We hereby acknowledge receipt of your order and payment for HarborOne Bancorp, Inc. common stock at $10.00 per share.  If you are issued shares, the shares will be registered as indicated above.

At this time, we cannot confirm the number of shares of HarborOne Bancorp, Inc. common stock, if any, that will be issued to you.  Following completion of the stock offering, shares will be allocated in accordance with the plan of stock issuance. Once the offering has been completed, you will receive by mail from our transfer agent,             , a confirmation indicating your ownership of HarborOne Bancorp, Inc. common stock.

Please retain this letter and refer to the batch and item number indicated below for any future inquiries you may have regarding this order.

If you have any questions, please call our Stock Information Center at (   )    -    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.

HarborOne Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

HarborOne Bancorp, Inc.

                   , 2016

Dear Interested Investor:

We recently completed our subscription offering.  Unfortunately, due to the demand for shares from persons with priority rights, stock was not available for our [Employees, Officers and Directors or community friends (if applicable)].  If your subscription was paid for by check, bank draft or money order, a refund of your funds with interest will be mailed promptly.

We appreciate your interest in HarborOne Bancorp, Inc. and hope you become an owner of our stock in the future.  Our stock has commenced trading on the Nasdaq Global Market under the symbol “HONE.”

HarborOne Bancorp, Inc.

Stock Information Center

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.

HarborOne Bancorp, Inc.

                   , 2016

Welcome Shareholder:

We are pleased to enclose a statement from our transfer agent reflecting the number of shares of common stock of HarborOne Bancorp, Inc. (the “Company”) purchased by you at a price of $10.00 per share.  The transaction closed on [Month date, 2016].  All stock sold in the subscription and community offerings has been issued in book entry form through the direct registration system (“DRS”).  No physical stock certificates will be issued.

Please examine this statement carefully to be certain that it properly reflects the number of shares you purchased and the names in which the ownership of the shares are to be shown on the books of the Company.

If you have any questions about your statement, please contact our transfer agent (by mail, telephone, or via the internet) as follows:

[Transfer Agent]

Attention: Investor Relations Department

Street

City, State Zipcode

1 (xxx) xxx-xxxx

xxxx.com

A short question and answer sheet regarding your DRS statement is enclosed for your information.  If your subscription was paid for by check, bank draft or money order, interest and any refund due will be mailed promptly. Trading is expected to commence on the Nasdaq Global Market under the symbol “HONE” on           , 2016.  Please contact a stockbroker if you choose to purchase or sell HarborOne Bancorp, Inc. stock in the future.

On behalf of the Board of Directors, Officers and employees of HarborOne Bancorp, Inc., I thank you for supporting our offering and welcome you as a shareholder.

Sincerely,

James W. Blake

President and Chief Executive Officer

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.

HarborOne Bancorp, Inc.

                   , 2016

Dear Interested Subscriber:

We regret to inform you that HarborOne Bancorp, Inc., the holding company for HarborOne Bank, did not accept your order for shares of HarborOne Bancorp, Inc. common stock in its community offering.  This action is in accordance with our plan of stock issuance, which gives HarborOne Bancorp, Inc. the absolute right to reject the order of any person, in whole or in part, in the community offering.

If your order was paid for by check, enclosed is your original check.

HarborOne Bancorp, Inc.

Stock Information Center

The shares of common stock are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.

Sandler O’Neill + Partners, L.P.

                   , 2016

To Our Friends:

We are enclosing material in connection with the stock offering by HarborOne Bancorp, Inc.

Sandler O’Neill & Partners, L.P. is acting as marketing agent in connection with the subscription and community offerings, which will conclude at   :00 p.m., Eastern Time, on June   , 2016.

Members of the general public are eligible to participate.  If you have any questions about this transaction, please call the Stock Information Center at (   )    -    , Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 27, through Monday, May 30, in observance of the Memorial Day holiday.

Sandler O’Neill & Partners, L.P.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

HarborOne Bancorp, Inc.

                   , 2016

Dear           :

HarborOne Bancorp, Inc., the proposed new holding company for HarborOne Bank, is offering common stock in a minority stock offering.  We are raising capital to support HarborOne Bank’s future growth.

To learn more about the stock offering, you are cordially invited to join members of our senior management team at [an informational meeting][a reception] to be held at        on    at  :00   .    , Eastern Time.  A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our stock offering, please call our Stock Information Center at (   )    -    , Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 27, through Monday, May 30, in observance of the Memorial Day holiday.

Sincerely,

James W. Blake

President and Chief Executive Officer

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.  This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

HarborOne Bancorp, Inc. [LOGO]

DIRECT REGISTRATION: Holding Your Shares in Book Entry Form

HarborOne Bancorp, Inc. (the “Company”) has elected to require shareholders of HarborOne Bancorp, Inc. to use the Direct Registration System (“DRS”) as a means of recording and maintaining the registered shares they will receive as a result of the Company’s offering. This flyer outlines what DRS is and what it means to you as a registered shareholder.

What is DRS?

DRS is the system that electronically moves investors’ positions between brokers and transfer agents for issuers that offer direct registration.  Direct registration is the ownership of stock registered in your own name on the books of the Company, without taking possession of a printed stock certificate.  Instead, your ownership is recorded and tracked as an accounting entry on the books of the Company.

Why is the Company offering DRS?

DRS gives our shareholders several advantages:

•                  It eliminates the risk of loss or theft of your stock certificate and the potential cost and inconvenience of having to obtain a surety bond to replace a lost certificate; and

•                  It eliminates the need for you to store your certificates and retrieve them should you wish to transfer or sell your shares.

How will I know how many shares I own?

The Company’s transfer agent, [Transfer Agent Name], will periodically send you an account statement showing you how many shares are held by you in book-entry.

What happens if I lose a DRS account statement?

If you need a duplicate statement of ownership, contact [Transfer Agent Name] and they will mail you a new one.

How can I transfer shares to my broker?

To transfer your shares to your brokerage account, provide your broker with:

•                  The most recent copy of your transfer agent account statement;

•                  The Social Security number on your account;

•                  Your transfer agent account number (which is on the statement);

•                  [Transfer Agent Name] DTC number, which is     ; and

•               The number of whole shares held in book-entry that you wish to transfer to your brokerage account.

Your broker will request that your shares be delivered to your brokerage account through the Depository Trust Company’s Profile System.

If I have more questions, how can I get answers?

You can go on-line to the [Transfer Agent Name] website, www.           .com, or call their Investor Relations Department at              to speak to a representative.

HarborOne Bancorp, Inc. (logo)

An Invitation

To Attend a Community Meeting

HarborOne Bancorp, Inc., the proposed new holding company for HarborOne Bank, is offering common stock in a minority stock offering.  We are raising capital to support HarborOne Bank’s future growth.

Up to 11,783,475 shares of HarborOne Bancorp, Inc. are being offered at a price of $10.00 per share.

If you would like to learn more about our stock offering, or would like to attend a community meeting, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (   )    -    , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m. Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 27, through Monday, May 30, in observance of the Memorial Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.

HarborOne Bancorp, Inc. (logo)

HarborOne Bancorp, Inc.

Commences Stock Offering

HarborOne Bancorp, Inc., the proposed new holding company for HarborOne Bank, is offering common stock in a minority stock offering.  We are raising capital to support HarborOne Bank’s future growth.

Up to 11,783,475 shares of HarborOne Bancorp, Inc. are being offered at a price of $10.00 per share.  As a member of the community served by HarborOne Bank, you may have the opportunity to purchase shares in the offering.

If you would like to learn more about our stock offering, we invite you to obtain a prospectus and offering material by calling our Stock Information Center at (   )    -    , Monday through Friday between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time.  Please note that the Stock Information Center will be closed from 12:00 noon on Friday, May 27, through Monday, May 30, in observance of the Memorial Day holiday.

The shares of common stock being offered are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, any other government agency or the Share Insurance Fund.

This is not an offer to sell or a solicitation of an offer to buy common stock.  The offer is made only by the prospectus.